SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

THE CHINA FUND, INC.

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The China Fund Supplemental Information for ISS March 14, 2018

The China Fund This communication may be deemed to be proxy solicitation material. In connection with The China Fund’s 2018 Annual Meeting of Stockholders, The China Fund filed a definitive proxy statement and other relevant documents, including a form of proxy card, with the SEC on February 5, 2018. The definitive proxy statement and a form of proxy have been mailed to The China Fund’s stockholders. Stockholders are urged to read The China Fund’s definitive proxy statement and any other documents filed by The China Fund with the SEC in connection with the 2018 Annual Meeting because they contain important information. Investors will be able to obtain, for free, copies of documents filed with the SEC at the SEC’s website at http://www.sec.gov. Copies of The China Fund’s definitive proxy statement and proxy card also are available without charge from The China Fund’s proxy solicitor, D.F. King, who may be reached toll-free at (800) 207-3156. The China Fund and its directors and President are “participants” in the solicitation of proxies from stockholders of The China Fund in connection with the 2018 Annual Meeting. Information regarding those persons is provided in the definitive proxy statement filed by The China Fund with the SEC. Additional Information

The China Fund From September 2011 to Present China Fund Inc. Discount vs Peers Average Discount

The China Fund From September 2011 to February 2018 China Fund Inc. vs Peers monthly NAV line chart

The China Fund City of London has made the allegation (on page 7 of the investor presentation issued March 7, 2018) that The China Fund’s NAV was overstated for a period during 2015 due to its failure to accrue Chinese capital gains tax. Specifically, City of London contends that The China Fund should have accrued approximately $2 million in capital gains tax at some point prior to October 30, 2015, the date on which the accrual was recorded. City of London’s position is incorrect and is based on an incomplete understanding of the facts of the situation. The China Fund’s NAV was not overstated. The accrual of the liability at October 30, 2015 was correct and appropriate in the circumstances. In this case, The China Fund’s investments in China A-shares were made utilizing “access products” initiated by Citigroup and Credit Lyonnais and provided through their participation in China’s Qualified Foreign Institutional Investors Program. Under the terms of the agreements governing the access products, The China Fund’s obligation was, only in certain circumstances, to reimburse the originator for taxes paid to the Chinese authorities. Tax circumstances of the originators differed based not only on the timing of securities holdings but, for example, on tax treaties which existed in the countries of their respective domicile. The China Fund made appropriate accruals when the actual reimbursement obligation became known based on payments made by the originator and the specifics of The China Fund’s contractual relationship with the originator. The accrual was verified by appropriate inquiry of legal, accounting and tax professionals and was properly disclosed in The China Fund’s audited financial statements for its fiscal year ended October 31, 2015. City of London’s position regarding the 2015 Chinese Capital Gains Tax Accrual is Incorrect and Based on an Incomplete Understanding of the Facts of the Situation. 2015 Chinese Capital Gains Tax Accrual